Exhibit 99.1

Warner Music Group and Bertelsmann Announce Napster Settlement

New York, NY, April 24, 2007 – Warner Music Group Corp. (NYSE: WMG) and Bertelsmann AG today jointly announced a settlement of contingent claims held by WMG relating to Bertelsmann’s relationship with Napster in 2000-2001.

The settlement covers the resolution of the legal claims of WMG’s recorded music and music publishing businesses. Bertelsmann admits no liability in making this settlement.

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About Warner Music Group

Warner Music Group became the only stand-alone music company to be publicly traded in the United States in May 2005. With its broad roster of new stars and legendary artists, Warner Music Group is home to a collection of the best-known record labels in the music industry including Asylum, Atlantic, Bad Boy, Cordless, East West, Elektra, Lava, Maverick, Nonesuch, Reprise, Rhino, Roadrunner, Rykodisc, Sire, Warner Bros. and Word. Warner Music International, a leading company in national and international repertoire, operates through numerous international affiliates and licensees in more than 50 countries. Warner Music Group also includes Warner/Chappell Music, one of the world’s leading music publishers, with a catalog of more than one million copyrights worldwide.

Media Contacts

Will Tanous

Warner Music Group

212/275-2244

Will.Tanous@wmg.com

Amanda Collins

Warner Music Group

212/275-2213

Amanda.Collins@wmg.com

Liz Young

Bertelsmann, Inc.

917/327-1055